Exhibit 99.1

PRESS RELEASE

GNC NAMES KEN MARTINDALE PERMANENT CEO

Interim CEO Bob Moran Becomes Non-Executive Chairman

PITTSBURGH, Sept. 6, 2017 /PRNewswire/ — GNC Holdings, Inc. (NYSE: GNC) (the “Company”), a leading global specialty retailer of health and wellness products, today announced that its Board of Directors has appointed Ken Martindale Chief Executive Officer.

Martindale succeeds interim CEO Bob Moran, who has been elected Non-Executive Chairman of the GNC Board and will work closely with Martindale to ensure a smooth leadership transition and continued execution of GNC’s successful transformation plan. As part of the transition, Michael F. Hines will step down as Chairman, but will remain on the Board. These changes are effective September 11.

Martindale most recently served as CEO of Rite Aid Stores and President of Rite Aid Corporation, where he was instrumental in leading the company’s transformation, including the roll out of a new store format and an expansion of the company’s loyalty program.

“Ken is a proven leader with deep retail expertise, intimate knowledge of our business through his years of leadership with our partner, Rite Aid, and a record of success in transforming retail business models,” said Hines. “I want to thank Bob for stepping in as interim CEO and for putting GNC on the right path. I am confident that Ken, with the support of the talented GNC team, Bob and the rest of the Board, will continue to deliver improved performance and drive value for shareholders.”

“It has been a pleasure to serve as GNC’s interim CEO,” said Moran. “I’m proud of what we’ve accomplished so far and look forward to working with Ken and the team as we continue to leverage the strengths and advantages inherent in our model, improve the customer experience and make progress toward our goal of delivering meaningful, profitable growth.”

Martindale said, “I have a deep admiration for GNC, the tremendous brand they’ve built and, in particular, the successful work they’re doing to fundamentally transform the business model. I’m excited to work with Bob and the team to build on the momentum they’ve created.”

Martindale joined Rite Aid Corporation in December 2008 as Senior Executive Vice President of Merchandising, Marketing and Logistics and was named Senior Executive Vice President and Chief Operating Officer in 2010. In June 2013, he was promoted to President and Chief Operating Officer and took on the additional role as CEO of Rite Aid Stores in August 2015. Prior to joining Rite Aid, he was Co-President, Chief Merchandising and Marketing Officer for Pathmark Stores, Inc.

About Us

GNC Holdings, Inc. (NYSE: GNC) - Headquartered in Pittsburgh, PA - is a leading global specialty health, wellness and performance retailer.

GNC connects customers to their best selves by offering a premium assortment of heath, wellness and performance products, including protein, performance supplements, weight management supplements, vitamins, herbs and greens, wellness supplements, health and beauty, food and drink and other general merchandise. This assortment features proprietary GNC and nationally recognized third-party brands.

GNC’s diversified, multi-channel business model generates revenue from product sales through company-owned retail stores, domestic and international franchise activities, third-party contract manufacturing, e-commerce and corporate partnerships. As of June 30, 2017, GNC had approximately 9,000 locations, of which approximately 6,800 retail locations are in the United States (including 2,378 Rite Aid franchise store-within-a-store locations) and franchise operations in approximately 50 countries.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company’s financial condition, results of operations and business that is not historical information. Forward-looking statements can be identified by the use of terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “projects,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions, or by discussions regarding dividend, share repurchase plan, strategy and outlook. While GNC believes there is a reasonable basis for its expectations and beliefs, they are inherently uncertain. The Company may not realize its expectations and its beliefs may not prove correct. Many factors could affect future performance and cause actual results to differ materially from those matters expressed in or implied by forward-looking statements, including but not limited to unfavorable publicity or consumer perception of the Company’s products; costs of compliance and any failure on management’s part to comply with new and existing governmental regulations governing our products; limitations of or disruptions in the manufacturing system or losses of manufacturing certifications; disruptions in the distribution network; or failure to successfully execute the Company’s growth strategy, including any inability to expand franchise operations or attract new franchisees, any inability to expand company-owned retail operations, any inability to grow the international footprint, any inability to expand the e-commerce businesses, or any inability to successfully integrate businesses that are acquired. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Actual results could differ materially from those described or implied by such forward-looking statements. For a listing of factors that may materially affect such forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Contacts

Investors:

Matthew Milanovich

412-402-7260

matthew-milanovich@gnc-hq.com

Media:

Sard Verbinnen & Co.

Bryan Locke or Nikki Ritchie, 212-687-8080

blocke@sardverb.com; nritchie@sardverb.com

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SOURCE GNC Holdings, Inc.